UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

May 24, 2012

Date of Report

(Date of earliest event reported)

THE RYLAND GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-08029	52-0849948
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3011 Townsgate Road, Suite 200, Westlake Village, California 91361-3027

(Address of Principal Executive Offices)                                       (ZIP Code)

Registrant’s telephone number, including area code: (805) 367-3800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                     Other Events

On May 24, 2012, The Ryland Group, Inc. (the “Company”) announced that it gave notice to all holders of its outstanding 6.875% Senior Notes due 2013 (the “2013 Notes”) of a redemption in cash of all outstanding 2013 Notes in accordance with the terms and conditions of the Fourth Supplemental Indenture dated as of June 6, 2006, (the “Supplemental Indenture”) by and among the Company, the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as successor trustee (the “Trustee”).

The aggregate principal amount outstanding of the 2013 Notes is $167,182,000.  The redemption date for the 2013 Notes will be July 2, 2012.  The redemption price for the 2013 Notes will be determined in the manner described in the Supplemental Indenture and will be the greater of:  (i) 100% of the principal amount of the 2013 Notes being redeemed, and (ii) the sum of the present values of the Remaining Scheduled Payments (as defined in the Supplemental Indenture) on the 2013 Notes being redeemed, discounted to the redemption date, on a semiannual basis, at the Treasury Rate (as defined in the Supplemental Indenture) plus 30 basis points (0.30%) plus accrued interest to the redemption date.

On and after the redemption date, the 2013 Notes will no longer be deemed outstanding, interest will cease to accrue thereon, and all rights of the holder of the 2013 Notes will cease, except for the right to receive the redemption price, without interest thereon.

A copy of the press release announcing the call for redemption is filed as Exhibit 99 hereto.

Item 9.01       Financial Statements and Exhibits

(d)  Exhibits

99            Press release dated May 24, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE RYLAND GROUP, INC.

Date: May 24, 2012	By:	/s/ David L. Fristoe

David L. Fristoe
Senior Vice President, Corporate
Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description

99	Press release dated May 24, 2012